EXHIBIT 23(iii)

CONSENT OF CUSTODIAN

The undersigned are named as the Custodian pursuant to that certain Custody Agreement existing between the undersigned and R J LENDING, INC. (the “Registrant”) and as is described in the Prospectus which is a part of Amendment No. 2 to the Registration Statement on Form SB-2 of the Registrant filed under the Securities Act of 1933, as amended. The undersigned consents to the reference to the undersigned in the Prospectus.

By:	/s/ JEROME S. LEVIN
LEVIN, TANNENBAUM, WOLFF, BAND, GATES & PUGH, P.A. Attorneys at Law
Sarasota, Florida
July 19, 2002